Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Skyhawk Funds Trust hereby certifies, to such officer’s knowledge, that the report on Form
N-CSRS of the Skyhawk Funds Trust for the period ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Skyhawk Funds Trust.

/s/Eric F. Crigler Eric F. Crigler Chief Executive Officer and Chief Financial Officer Skyhawk Funds Trust
Dated: November 30, 2007

A signed original of this written statement required by Section 906 has been provided by the Skyhawk Funds Trust and will be retained by the Skyhawk Funds Trust and furnished to the SEC or its staff upon request.